Exhibit 21.1

MARCO COMMUNITY BANCORP, INC. AND SUBSIDIARIES

Form 10-K

For Fiscal Year Ended December 31, 2009

Subsidiaries of Registrant

Marco Community Bank

1770 San Marco Road, Marco Island, Florida 34145

FEI # 11-3680185

Ownership = 100%

Commercial Lending Capital Corp.

1770 San Marco Road, Marco Island, Florida 34145

FEI # 75-3172095

Ownership = 100%